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                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, dated as of April 4, 2000 (the "Effective Date"), by and between Cyber Dialogue, Inc. (together with its subsidiaries, the "Company") and Mark Esiri ("Esiri").

                  WHEREAS, Esiri is an employee of Wand Partners Inc. ("Wand"); and

                  WHEREAS, the Company and Wand have entered into a Management Services Agreement dated as of February 16, 2000 (the "Management Services Agreement"), pursuant to which Esiri will serve as Chief Executive Officer and/or President of the Company (the "Executive Position"), Esiri's compensation for such services will be paid by Wand and the Company agrees to reimburse Wand promptly for such expense; and

                  WHEREAS, concurrently with entering into this Confidentiality and Non-Competition Agreement, the Company has granted to Esiri an option under the Company's Amended and Restated 2000 Stock Incentive Plan to purchase 200,000 shares of Company common stock (the "Stock Option Grant"), at an exercise price equal to the initial public offering price of the common stock; and

                  WHEREAS, the execution, delivery and performance of this Confi dentiality and Non-Competition Agreement by Esiri is a material inducement to the Company and Wand to enter into the Management Services Agreement and a material inducement to the Company to make the Stock Option Grant.

                  NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                  SECTION 1.  NON-COMPETITION; NON-SOLICITATION.

                  (a) During the period beginning on the Effective Date and continuing while Esiri is serving in the Executive Position and for one (1) year following the termination of Esiri from the Executive Position for any reason whatsoever (the "Noncompetition Period"), Esiri will not, in any country or geo graphical region in which the Company conducts or targets business, engage in "Competition" with the Company.

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For purposes of this Confidentiality and Non-Competition Agreement, Competition
by Esiri shall mean Esiri's:

                           (i) engaging in, including without limitation consulting or start-up activities for Esiri's own account or any third party, the business of providing or developing outsourced data management platforms for manag ing customer data for marketing purposes (such business referred to herein as a "Competing Business"); or

                           (ii) becoming interested in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or render any services to, or being a director, officer, employee, principal, agent, stock holder, manager, member, owner or partner of, employer of, or permitting his name to be used in connection with the activities of any Competing Business; PROVIDED, HOWEVER, that, notwithstanding the foregoing, it shall not be a violation of this
         Section 1(a) for Esiri to become the registered or beneficial owner of up to two percent (2%) of any class of the capital stock of a Com peting Business registered under the Securities Exchange Act of 1934, as amended, provided that Esiri does not otherwise participate in the business of such corporation; and PROVIDED, FURTHER, that, upon the termination of Esiri from the Executive Position, Esiri may be employed, act as a consultant and provide other services to any Wand portfolio company that is not a Compet ing Business; and PROVIDED, FURTHER, that Esiri's ownership interest in Wand and entities affiliated with Wand shall not alone constitute a violation of this
         Section 1(a).

                  (b) during the Noncompetition Period, Esiri will not in any manner, directly or indirectly:

                           (i) solicit (or cause, or authorize, to be solicited), divert or otherwise attempt to obtain the business of any person who is, or has at any time within one year prior to the date of such action been, a customer, supplier, licensee or business relation of the Company for any purpose which is competitive with the Company's business;

                           (ii) intentionally disturb or attempt to disturb in any adverse respect any business relationship between any person and the Company;


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                           (iii) solicit from any customer of the Company, or
         from any known potential customer of the Company, business which is in competition with the Company's business as conducted or as proposed to be conducted prior to Esiri's termination from the Executive Position;

                           (iv) seek or attempt to persuade, induce or encourage any director, officer, employee, consultant, advisor or other agent of the Company to discontinue his or her status or employment therewith or to become employed or otherwise engaged in a Competing Business; and

                           (v) solicit or employ, or otherwise hire or engage as an employee, independent contractor, consultant, advisor or otherwise, any person who has been employed or otherwise engaged by the Company at any time within the six (6) month period prior to the date of such solicitation, employment, hiring or engagement by Esiri.

                  SECTION 2. CONFIDENTIALITY; INTELLECTUAL PROPERTY; DISCLOSURE.

                  (a) Except as otherwise provided in this Confidentiality and Non- Competition Agreement, at all times hereafter, Esiri shall keep secret and retain in strictest confidence, any and all Confidential Information (as hereinafter defined) relating to the Company, and shall use such Confidential Information only in furtherance of the performance by him of his duties in the Executive Position and not for personal benefit or the benefit of any interest adverse to the interests of the Company. For purposes of this Confidentiality and Non-Competition Agreement, "Confidential Information" shall mean any confidential or proprietary information including, without limitation, plans, specifications, models, samples, data, customer lists and customer information, computer programs and documentation, and other technical and/or business information, in whatever form, tangible or intangible, printed, electronic or magnetic, that can be communicated by whatever means available at such time, that relates to the Company's current business or future business contemplated during the period Esiri serves in the Executive Position, products, services and/or developments, or information received from others that the Company is obligated to treat as confidential or proprietary, and Esiri shall not disclose such Confidential Information to any person other than the Company, except as may be required by law or court or administrative order (in which event Esiri shall so notify the Company as promptly as practicable). Upon the termination of Esiri from the Executive Position for any reason, Esiri shall promptly return to the Company (in the case of termination


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by the Company without cause, at the Company's expense) or destroy all copies, reproductions and summaries of Confidential Information in his possession or control and erase the same from all media in his possession or control, and, if the Company so requests, shall certify in writing that he has done so. All Confidential Information is and shall remain the property of the Company, or in the case of information that the Company receives from a third party which it is obligated to treat as confidential, then the property of such third party. For purposes of this Confidentiality and Non-Competition Agreement, Confidential Information shall not include information which (i) is or becomes generally known or available to the public through no intentional wrongdoing, reckless conduct or gross negligence by Esiri, (ii) is generally disclosed to third parties by the Company without restriction on such parties (excluding disclosures by Esiri designed to circumvent this Section 2(a)), (iii) is approved for release by written authorization of the Chief Financial Officer or General Counsel of the Company, (iv) is disclosed to Esiri by a third party who is bound by no obligation of confidentiality to the Com pany and who Esiri has no reason to believe acquired the information improperly or (v) is independently developed by Esiri or third parties without the use of Confiden tial Information. Disclosure of Confidential Information to Wand during the term of the Management Services Agreement shall not constitute a violation of this
Section 2(a).

                  (b) All Intellectual Property (as hereinafter defined) created, developed, co-developed or obtained by Esiri during the period Esiri serves in the Executive Position, other than Esiri's general knowledge, skills and experience, and all business opportunities presented to Esiri while he is in the Executive Position, shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development or obtaining, and Esiri shall (i) promptly disclose any such Intellectual Property or business opportunity to the Company, and (ii) promptly execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property or business opportunity. For purposes of this Confidentiality and Non-Competition Agreement, the term "Intellectual Property" means any and all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor, including docketed patent disclosures awaiting filing, reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), inventions disclosures and improvements, all trade secrets, confidential business information (including ideas, research and development, know-how, compositions, designs, specifications, pricing and cost information and business and market


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plans and proposals), proprietary information, manufacturing, engineering and technical drawings and specifications, processes, designs and technology; (iii) all works of authorship, "moral rights," copyrights (including derivative works thereof), mask works, copyright and mask work registra tions and applications therefor; (iv) all trade names, trade dress, logos, product names, collective marks, collective membership marks, trademarks certification marks and service marks, trademark and service mark registrations and applications together with the goodwill of the business symbolized by the names and the marks; (v) all data and related documents, object code, databases, passwords, encryption technology, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vi) any similar, corresponding or equivalent rights to any of the foregoing; (vii) all documentation related to any of the foregoing; and (viii) all goodwill associated with any of the foregoing.

                  SECTION 3.  COVENANTS REASONABLE.

                  Esiri hereby acknowledges that the business of the Company is highly competitive. Esiri further acknowledges that this Confidentiality and Non-Competi tion Agreement is being entered into in connection with the Management Services Agreement and the Stock Option Grant, that his service to the Company will be of a special and unique character, and that he will continue to be identified personally with the Company. Esiri also acknowledges that service in the Executive Position will require that he have access to some of the Company's most highly confidential business information, trade secrets and proprietary information. The parties therefore acknowledge that the restrictions contained in Sections 1 and 2 hereof are a reason able and necessary protection of the immediate interests of the Company, and any violation of these restrictions would cause substantial injury to the Company and that the Company would not have entered into the Management Services Agreement, the Stock Option Grant and this Confidentiality and Non-Competition Agreement without receiving the additional consideration offered by Esiri in binding himself to any of these restrictions.

                  SECTION 4. GOVERNING LAW; CONSENT TO JURISDICTION; INJUNCTIVE RELIEF.

                  This Confidentiality and Non-Competition Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws provisions. In the event of a breach or threatened breach by Esiri of any of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Esiri from such breach or threatened breach; PROVIDED, HOWEVER, that the right to apply for an injunction shall not be


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construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

                  SECTION 5.  NOTICES.

                  Unless otherwise provided herein, any notice, exercise of rights or other communication required or permitted to be given hereunder shall be in writing and shall be given by overnight delivery service such as Federal Express, telecopy (or like transmission) or personal delivery against receipt, or mailed by registered or certified mail (return receipt requested), to the party to whom it is given at such party's address set forth below such party's name on the signature page or such other address as such party may hereafter specify by notice to the other party hereto. Any notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by telecopy or like transmission or on the next business day when sent by overnight delivery service.

                  SECTION 6.  AMENDMENT.

                  This Confidentiality and Non-Competition Agreement may be amended, modified, superseded or canceled, and the terms and covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.

                  SECTION 7.  BINDING EFFECT.

                  This Confidentiality and Non-Competition Agreement is not assign able by Esiri. This Confidentiality and Non-Competition Agreement shall be binding upon and inure to the benefit of the Company and any successor organiza tions which shall succeed to the Company by merger or consolidation or operation of law or otherwise, or by acquisition of all or substantially all of the assets of the Company.

                  SECTION 8.  SEVERABILITY.

                  Esiri acknowledges and agrees that the restrictive covenants and agreements contained herein are reasonable and valid in geographic and temporal scope and in


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all other respects, and do not impose limitations greater than that are necessary to protect the goodwill, the confidential information and any other busi ness interests of the Company, or any of its successors or assigns. If, however, any court subsequently determines that any of such covenants or agreements, or any part thereof, is invalid or unenforceable, the remainder of such covenants and agreements shall not thereby be affected and shall be given full effect without regard to the invalid portions thereof. In addition, if any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  SECTION 9.  EXECUTION IN COUNTERPARTS.

                  This Confidentiality and Non-Competition Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                  SECTION 10.  ENTIRE AGREEMENT.

                  This Confidentiality and Non-Competition Agreement sets forth the entire agreement, and supersedes all prior agreements and any other agreement between the parties and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  SECTION 11.  TITLES AND HEADINGS.

                  Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpreta tion of any of the provisions of this Confidentiality and Non-Competition Agreement.

                  SECTION 12. CONFLICTS OF INTEREST; REPRESENTATIONS AND WARRANTIES.

                  Esiri specifically covenants, warrants and represents to the Company that he has the full, complete and entire right and authority to enter into this Confi dentiality and Non-Competition Agreement, that he has no agreement, duty, commit ment or responsibility or obligation of any kind or nature whatsoever with any corporation, partnership, firm, company, joint venture or other person which would conflict in any manner whatsoever


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with any of his duties, obligations or responsibili ties to the Company pursuant to this Confidentiality and Non-Competition Agree ment or which could interfere with Esiri's performance under this Confidentiality and Non-Competition Agreement, that he is not in possession of any document or other tangible property of any other person of a confidential or proprietary nature which would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company pursuant to this Confidentiality and Non-Competi tion Agreement and Esiri's performance of his obligations to the Company will not breach any agreement by which Esiri is bound not to disclose any proprietary information, and that he is fully ready, willing and able to perform each and all of his duties, obligations and responsibilities pursuant to this Confidentiality and Non- Competition Agreement. It is understood that Esiri's ownership interest in and/or employment by Wand shall not constitute a violation of the terms of this Section 12.

                  IN WITNESS WHEREOF, the undersigned have executed this Confidentiality and Non-Competition Agreement.

                                        /S/ MARK ESIRI
                                        ------------------------------------
                                        Name:    Mark Esiri
                                        Address: Cyber Dialogue, Inc.
                                                 304 Hudson Street
                                                 New York, NY 10013

                                        CYBER DIALOGUE, INC.

                                        By:/S/ ANDREW WATT
                                           ---------------------------------
                                        Name: Andrew Watt
                                        Title:Chief Financial Officer,
                                            Executive Vice President and
                                           Treasurer
                                        Address:  Cyber Dialogue, Inc.
                                                  304 Hudson Street
                                                  New York, NY  10013


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